UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐                      Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

TICC Capital Corp.
(Name of Registrant as Specified In Its Charter)

NexPoint Advisors, L.P.
Dr. Bob Froehlich
John Honis
Timothy K. Hui
Ethan Powell
William M. Swenson
Bryan A. Ward
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NexPoint Advisors To Host Webcast Discussing Its Proposal To Enhance Shareholder Value At TICC Capital Corp.

DALLAS, October 12, 2015 – NexPoint Advisors, L.P. (“NexPoint”) announced today that it will host an online presentation (“webcast”) on Wednesday, October 14, 2015 at 9:00 a.m. ET to discuss its previously announced proposal related to TICC Capital Corp. (NASDAQ: TICC) (“TICC” or the “Company”) and NexPoint’s nominees for TICC’s Board of Directors. NexPoint’s proxy statement and other relevant materials can be accessed at www.sec.gov. The webcast will be hosted by Thomas Surgent, NexPoint partner and deputy general counsel.

In conjunction with the webcast, NexPoint will post its written presentation materials the day prior at 4:00 p.m. ET on its website at http://timetochangeticc.com/. This website also contains additional materials related to NexPoint’s proxy solicitation, including press releases, board nominees, questions and answers, SEC filings, proxy materials and instructions for TICC shareholders on how to vote.

Following the presentation’s conclusion, an archive of the webcast will be available on NexPoint’s website at http://timetochangeticc.com/.

About NexPoint Advisors, L.P.

NexPoint, together with its affiliates, currently manages approximately $20 billion in net assets and believes that its core competences are squarely within the Company's investment strategy.  NexPoint is indirectly wholly owned by a trust that is beneficially owned and controlled by James Dondero. Highland Capital Management, L.P. ("Highland") is ultimately controlled by James Dondero and is therefore an affiliate of, and under common control with, NexPoint, which shares personnel and other resources with Highland. Highland (together with its affiliates) is one of the world's most experienced alternative credit managers, tested by numerous credit cycles, specializing in credit strategies, such as a broad range of leveraged loans, high yield bonds, direct lending, public and private equities and CLOs.  Highland also offers alternative investment-oriented strategies, including asset allocation, long/short equities, real estate and natural resources.  If NexPoint is retained by the Company as its investment adviser, the Company will have access to all of Highland's capabilities and expertise.

Important Additional Information and Where to Find It

NexPoint has filed a definitive proxy statement and accompanying proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the stockholders of the Company in connection with the matters to be considered at the Company’s Special Meeting of Stockholders to be held on October 27, 2015, including the election of NexPoint’s nominees for director: Dr. Bob Froehlich, John Honis, Timothy K. Hui, Ethan Powell, William M. Swenson and Bryan A. Ward (collectively, the “Nominees”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY NEXPOINT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The proxy statement and proxy card have been distributed to stockholders. The proxy statement and other relevant materials, and any other documents filed by NexPoint with the SEC, may also be obtained free of charge at the SEC’s website at www.sec.gov. This is not the Company’s or TSLX’s proxy statement.

If you have any questions, need free copies of the proxy statement or other relevant materials, or need assistance voting your Shares, please call:

D.F. King & Co., Inc.
48 Wall Street
New York, NY  10005

Stockholders Call Toll−Free at: 866-416-0556
Banks and Brokers Call Collect at: 212-269-5550
Email: TICC@dfking.com

You may also contact NexPoint via email at TICCProxy@NexPointAdvisors.com.

Participants in the Solicitation

NexPoint and the Nominees are deemed to be participants in NexPoint’s solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s Special Meeting of Stockholders to be held on October 27, 2015. NexPoint is the beneficial owner of 100 shares of common stock1 of the Company and also proposes to become the Company’s investment adviser, for which it would receive advisory fees. Information regarding NexPoint and the Nominees, and their direct or indirect interests in the Company, by security holdings or otherwise, are set forth in the proxy statement filed with the SEC by NexPoint.

Third Party Information

These materials may contain or refer to news, commentary and other information sourced from persons or companies that are not affiliated with NexPoint. The author and source of any third party information and the date of its publication are clearly and prominently identified. NexPoint has neither sought nor obtained permission to use or quote such third party information. NexPoint cannot guarantee the accuracy, timeliness, completeness or availability of such third party information, and does not explicitly or implicitly endorse or approve such third party information. NexPoint, the Nominees and their affiliates shall not be responsible or have any liability for any misinformation or inaccuracy in such third party information.

NexPoint reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. NexPoint disclaims any obligation to update the information or opinions contained herein.

These materials are provided for information purposes only, and are not intended to be, nor should they be construed as, an offer to sell or the solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security.

Media Contact
Brian H. Schaffer
Prosek Partners
212-279-3115 229
bschaffer@prosek.com

Investor Contact

D.F. King & Co., Inc.

Stockholders 866-416-0556

Bank and Brokers 212-269-5550

TICC@dfking.com

1 If appointed as investment adviser of the Company, NexPoint intends to make an investment of at least $20 million in the Company’s common stock in open market transactions in the first 12 months following appointment. This represents about 2.88 million shares, or approximately 4.8% of all outstanding shares at closing on September 18, 2015.